Exhibit 99.2

ELECTRONICALLY SERVED

11/13/2020 12:44 PM

Electronically Filed
11/13/2020 12:44 PM

ORDR

BAUMAN & ASSOCIATES LAW FIRM

FREDERICK C. BAUMAN (Nevada Bar No. 8370)

fred@lawbauman.com

6440 Sky Pointe Dr., Ste 140-149

Las Vegas, NV 89131 (702) 533-8372

NO FAX NUMBER

Attorney for Custodian and Petitioner

DISTRICT COURT

CLARK COUNTY, NEVADA

In the matter of	Case No.: A-20-811532-P

Agro Capital Management Corp., a Nevada corporation	DEPT. NO.: XXVI

ORDER GRANTING MOTION TO TERMINATE CUSTODIANSHIP

This matter having been filed on October 12, 2020, by the appointed Custodian and Petitioner, Barbara McIntyre Bauman, to have the custodianship of Agro Capital Management Corp., a Nevada corporation, terminated pursuant to NRS 78.650(4), due notice having been given and there being no opposition to the motion, and the Court having read the papers and pleadings on file herein, finds good cause and orders as follows:

IT IS HEREBY ORDERED, that the Motion to Terminate Custodianship pursuant to NRS

78.650(4), filed by the petitioner, is hereby GRANTED.

DATED this             day of                              ,2020.

ORDER GRANTING MOTION TO TERMINATE CUSTODIANSHIP
Case Number: A-20-811532-P

Respectfully submitted by:

rederick C. Bauman, Bar No. 8370

fred(ci)lawbauman.com

Las Vegas, NV 89131 (702) 533-8372

NO FAX NUMBER

Attorney for Custodian and Petitioner

ORDER GRANTING MOTION TO TERMINATE CUSTODIANSHIP

CSERV

DISTRICT COURT

CLARK COUNTY, NEVADA

In the Matter of the Petition	CASE NO: A-20-811532-P
of Barbara Bauman	DEPT. NO. Department 26

AUTOMATED CERTIFICATE OF SERVICE

This automated certificate of service was generated by the Eighth Judicial District Court. The foregoing Order was served via the court’s electronic eFile system to all recipients registered for e-Service on the above entitled case as listed below:

Service Date: 11/13/2020

Frederick Bauman	fred@lawbauman.com